EXHIBIT 99.5


                                LETTER AGREEMENT

     AGREEMENT dated as of October 13, 2006 among D. E. Shaw Laminar Portfolios, L.L.C., Sigma Capital Associates, LLC, Par IV Master Fund, Ltd. and Sunrise Partners Limited Partnership, each in its capacity as member of an informal ad hoc committee of certain holders of equity securities (the "Ad Hoc Members") in Foamex International Inc. (the "Company"), and Goldman, Sachs & Co., in its capacity as an observer on such committee (together with the Ad Hoc Committee Members, the "Significant Equityholders").

     In respect of Equity Commitment Agreement among the Significant Equityholders and the Company on the date hereof, the Put Option Agreement among the Significant Equityholders and the Company on the date hereof (the "Put Option Agreement") and the call option agreement to be executed under the Company's first amended plan of reorganization as contemplated by the Equity Commitment Agreement (the "Call Option Agreement"), each of the Significant Equityholders hereby agrees that the rights and obligations in connection with the Equity Commitment Agreement (including, without limitation, with respect to the Put Option and the Call Option) shall be apportioned among the Significant Equityholders in the following manner:

            D. E. Shaw Laminar Portfolios, L.L.C...................   41.4%
            Goldman, Sachs & Co....................................   35.2%
            Sigma Capital Associates, LLC..........................   16.6%
            Par IV Master Fund, Ltd................................    3.4%
            Sunrise Partners Limited Partnership...................    3.4%
                                                                   -----------
            Total..................................................  100.0%
                                                                   ===========

     Nothing herein shall amend or be deemed to amend any provision of the Put Option Agreement or the Call Option Agreement or render or be deemed to render any such provision inoperative other than with respect to the apportionment of the rights and obligations under such agreements among the Significant Equityholders.

     This Agreement will be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of laws provisions thereof.

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Signed on behalf of:

         D. E. SHAW LAMINAR PORTFOLIOS, L.L.C.

         By:          /s/ Daniel Posner
                  --------------------------------------------
                  Name: /s/ Daniel Posner
                  Title:   Authorized Signatory

         GOLDMAN, SACHS & CO.

         By:          /s/ Richard Katz
                  --------------------------------------------
                  Name: /s/ Richard Katz
                  Title:   Managing Director

         SIGMA CAPITAL ASSOCIATES, LLC

         By:      Sigma Capital Management, LLC
                      /s/ Peter A. Nussbaum
                  --------------------------------------------
                  Name: /s/ Peter A. Nussbaum
                  Title:   Authorized Signatory

         PAR IV MASTER FUND, LTD.

         By:          /s/ Robert B. Burke
                  --------------------------------------------
                  Name: /s/ Robert B. Burke
                  Title:   Director

         SUNRISE PARTNERS LIMITED PARTNERSHIP

         By:          /s/ Michael J. Berner
                  --------------------------------------------
                  Name: /s/ Michael J. Berner
                  Title:   Vice President